UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois	60631
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (708) 831-7483

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	FMBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On May 20, 2020, First Midwest Bancorp, Inc. ("First Midwest") completed the issuance of its 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference of $1,000 per share (the “Series A Preferred Stock”). As a result, First Midwest's ability to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of common stock and each other class or series of capital stock of First Midwest that ranks junior to the Series A Preferred Stock is subject to certain restrictions in the event that First Midwest does not declare and pay (or set aside) dividends on the Series A Preferred Stock for the last preceding dividend period. In addition, the Series A Preferred Stock has preferential rights on liquidation, dissolution or winding-up of First Midwest over the common stock and each other class or series of capital stock of First Midwest that ranks junior to the Series A Preferred Stock. The terms of the Series A Preferred Stock, including such rights and restrictions, are more fully described in, and this description is qualified in its entirety by reference to, the Certificate of Designations (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2020, First Midwest filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series A Preferred Stock, which became effective upon filing. The Certificate of Designations creates the Series A Preferred Stock out of the authorized and unissued shares of preferred stock of First Midwest, fixes the initial number of shares of Series A Preferred Stock at 115,000, establishes the terms of the Series A Preferred Stock and provides for certain other rights, preferences, privileges, qualifications, restrictions and limitations of the Series A Preferred Stock. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01.	Other Events.

On May 20, 2020, First Midwest completed the issuance and sale of 4,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Series A Preferred Stock, pursuant to an underwriting agreement by and among First Midwest and BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

The Depositary Shares were issued pursuant to a Deposit Agreement (the “Deposit Agreement”), dated May 20, 2020, among First Midwest, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein. A copy of the Deposit Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and the form of depositary receipt representing the Depositary Shares is included as Exhibit A of the Deposit Agreement.

A copy of the opinion of Sullivan & Cromwell LLP, counsel for First Midwest, relating to the legality of the issuance and sale of the Depositary Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 5.1 and 23.1 of this Current Report on Form 8-K are hereby incorporated by reference into First Midwest's registration statement on Form S-3 (File No. 333-238152).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of First Midwest with respect to the Series A Preferred Stock, dated May 18, 2020, filed with the Secretary of State of the State of Delaware and effective May 18, 2020.

4.1	Deposit Agreement, dated May 20, 2020, among First Midwest, Computershare, Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.

Date: May 20, 2020	By:	/s/ Nicholas J. Chulos
Nicholas J. Chulos
Executive Vice President, General Counsel and Corporate Secretary